UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2004

SunTrust Banks, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035

(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Peachtree Street, N.E. Atlanta, Georgia	30308

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 404-588-7165

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.02. Results of Operations and Financial Condition.

The following information will be disclosed by SunTrust Banks, Inc. (the “Registrant”) at an upcoming investor presentation on November 16, 2004.

The investor presentation presents fee income without net securities gains and losses, core revenue and core revenue per share. All of these numbers exclude securities gains and losses. The Registrant believes that fee income, core revenue and core revenue per share are more indicative of the Registrant’s performance because they isolate income that is primarily customer relationship and customer transaction driven.

The investor presentation presents return on average assets less net unrealized gains on securities portfolio and return on average realized equity. These two ratios reflect primarily adjustments to remove the effects of the Registrant’s securities portfolio which includes the ownership by the Registrant of 48.3 million shares of The Coca-Cola Company. The Registrant uses this information internally to gauge its actual performance in the industry. The Registrant believes that the return on average assets less the net unrealized gains on the securities portfolio is more indicative of the Registrant’s return on assets because it more accurately reflects the return on the assets that are related to the Registrant’s core businesses, which are customer and transaction driven. The Registrant also believes that the return on average realized equity is more indicative of the Registrant’s return on equity because the excluded equity relates primarily to a long term holding of a specific security.

The investor presentation also presents commercial loan and average loan growth adjusted for Three Pillars. As of July 1, 2003, the Registrant adopted the provisions of FASB Interpretation No. 46 whereby the Registrant consolidated its commercial paper conduit, Three Pillars. Presenting the foregoing numbers without the effect of the consolidation will allow investors to have a more accurate understanding of the Registrant’s performance relative to prior periods, since the Registrant had not previously consolidated the above mentioned entity.

Non-GAAP financial measures, however, should not be considered in isolation or as an alternative to financial measures calculated and presented in accordance with GAAP.

The information in the preceding paragraphs, as well as Exhibit 99.1 referenced herein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.
The following exhibits are filed herewith:

Exhibit No. 99.1 Materials to be used in investor presentations

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 16, 2004	SUNTRUST BANKS, INC.
	By:	/s/ Kimberly N. Rhodes
Kimberly N. Rhodes
Vice President

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EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	Materials to be used in investor presentation.

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